Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES
THIRD QUARTER FISCAL 2011 EARNINGS

Fourth Quarter Fiscal 2011 Dividend Distribution of $0.225 Declared

Dividend Distributions Will Be Paid Monthly Beginning Next Quarter

RYE BROOK, NY, May 10, 2011 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the third fiscal 2011 quarter ended March 31, 2011.

For the quarter ended March 31, 2011, the Company recorded net investment income of $1.4 million or $0.22 per share and a net increase in net assets resulting from operations of $0.6 million, or $0.09 per share. Net asset value was $9.18 per share at March 31, 2011.

The Company also announced that on May 6, 2011, its board of directors declared a distribution of $0.225 per share for the fourth fiscal quarter ending June 30, 2011. This distribution will be payable on July 15, 2011 to shareholders of record on June 30, 2011. The annualized distribution of $0.90 per share equates to a current yield of 11.1%, based on the closing price of the Company’s common stock of $8.11 per share on May 9, 2011.

The board of directors also approved that commencing with the first quarter of fiscal year 2012 ending September 30, 2011, dividend distributions will be paid on a monthly basis, at the then declared dividend rate for such quarter. Accordingly, the Company expects to pay its first monthly distribution on or around August 15, 2011 to stockholders of record on or around July 29, 2011.

Full Circle Capital Corporation was formed on April 16, 2010 and commenced operations on August 31, 2010 with the purchase of a seasoned portfolio consisting of approximately $72.3 million of debt and equity investments from two existing private funds, Full Circle Partners, LP and Full Circle Fund, Ltd., formed in 2005 and 2007 respectively. As a result, there is no comparable period to compare results for the third fiscal quarter ended March 31, 2011. Full Circle Capital completed its initial public offering on August 31, 2010.

Financial Highlights for the Third Quarter of Fiscal 2011 Ended March 31, 2011

➢	Net asset value was $9.18 per share at March 31, 2011
➢	Weighted average portfolio interest rate was 12.4% at March 31, 2011
➢	Total investment income was $2.3 million
➢	Net investment income was $1.4 million, or $0.22 per share
➢	Net increase in net assets resulting from operations was $0.6 million, or $0.09 per share
➢
Total portfolio investments were $48.6 million (excluding U.S. treasury bills of $32.0 million and money market funds of $6.0 million) compared to $65.1 million (excluding U.S. treasury bills of $27.0 million) at December 31, 2010

➢	At March 31, 2011, excluding U.S. Treasury bills and money market funds, 90% of investments were first lien senior secured loans
➢	At March 31, 2011, long term debt outstanding was $3.4 million under the company’s senior unsecured notes with no funds drawn under its $35 million senior leverage facility
➢	On April 15, 2011 Full Circle paid its third fiscal quarter dividend of $0.225 per share

Per share amounts for the quarter ended March 31, 2011 are based on approximately 6.2 million weighted average shares outstanding for the quarter.

“We believe our loan production will accelerate as we work to reinvest the proceeds from the portfolio realizations that we’ve received,” said John Stuart, chairman and chief executive officer of Full Circle Capital Corp. “We are reviewing an increasing number of potential opportunities in our targeted smaller and lower middle market space. Balance sheet liquidity from recent payoffs and existing credit facility availability provides us with significant resources for new investments at potentially higher risk-adjusted returns.”

Third Quarter Fiscal 2011 Results

The Company’s net asset value at March 31, 2011 was $9.18 per share. For the third fiscal quarter ended March 31, 2011, the Company recorded net unrealized depreciation of $1.1 million resulting primarily from the default and restructuring of one credit of $0.7 million and $0.4 million from other fair value adjustments. The Company is taking measures to recover the defaulted amounts from this default and restructuring over the next several quarters. The Company recorded $0.3 million of realized gains.

The Company generated $1.9 million of interest income during the period, of which approximately 97% was paid in cash with the remaining 3% paid in payment-in-kind (“PIK”) interest. Fee income from loan prepayments and other sources totaled $0.4 million. The Company recorded net investment income of $1.4 million, or $0.22 per share, and a net increase in net assets resulting from operations of $0.6 million, or $0.09 per share.

During the quarter, the Company originated one new loan commitment for $2.5 million and existing borrowers drew $1.5 million on existing loan facilities. Repayments and amortization of principal under existing loan facilities and loan and investment realizations totaled $19.9 million. All repayments and realizations were recorded at par.

At March 31, 2011, the Company’s portfolio (excluding U.S. Treasury bills and money market funds) included investments in 11 companies. The average portfolio company investment at March 31, 2011 was $4.4 million.  The weighted average interest rate on investments was 12.4%. At fair value, 90.2% of portfolio investments were first lien loans, 7.2% were second lien loans and 2.6% were equity investments. Approximately 74.5% of the debt investment portfolio, at fair value, bore interest at floating rates.  The majority of the floating rate loans carry a minimum interest rate floor which protects the Company’s return in a low rate environment. The estimated loan-to-value ratio on the Company’s loans was 54% at March 31, 1911 compared to 45% at December 31, 2010 and further compared to 51% at September 30, 2010.

Recent Developments Since March 31, 2011

Since March 31, 2011, the Company has funded an additional $1.25 million to one existing portfolio company.

Early Termination of Remaining Lock-Up Agreements

The company also announced that Ladenburg Thalmann & Co., Inc., the representative of the underwriters of the Company’s initial public offering, has waived all remaining contractual lock-up restrictions on shares of the Company’s common stock. Such lock-up restrictions covered an aggregate of approximately 2.1 million shares of the Company’s common stock. Waiver of such lock-up restrictions is effective May 9, 2011. Upon release of the lock-up restrictions, these shares will be available for sale subject to any resale restrictions of the federal securities laws, including, in some instances, the limitations of Rule 144 under the Securities Act of 1933, as amended.  Prior lockup restrictions, covering approximately 2.1 million shares, had previously expired on March 1, 2011.

Conference Call Details

Management will host a conference call to discuss these results on Wednesday, May 11, 2011 at 10:00 a.m. ET.  To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code #62599250.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 11:00 a.m. ET on May 11, 2011 until 11:59 p.m. ET on May 16, 2011 by calling 800-642-1687 (domestic) or 706-645-9291 (international) and entering reference code #62599250.  An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation
Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements
This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact: John E. Stuart, CEO Full Circle Capital Corporation 914-220-6300 Jstuart@fccapital.com	Investor Relations Contacts: Stephanie Prince/Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 sprince@lhai.com

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31,	June 30,
	2011 (Unaudited)	2010 (Audited)
Assets
Current Assets
Affiliate Investments at Fair Value (Cost of $6,981,747 and $ -)	$6,911,286	$-
Investments at Fair Value (Cost of $79,626,685 and $ -)	78,978,586	-
Control investments at Fair Value (Cost of $1,392,954 and $ -)	730,238	-
Cash	27,451	1,455
Funds on Deposit	2,227,889	-
Interest Receivable	673,517	-
Dividends Receivable	1,100	-
Due from Affiliate	321,000	-
Prepaid Expenses	90,054	-
Other Current Assets	177,591	-
Deferred Offering Expenses	-	425,463

Total Current Assets	90,138,712	426,918

Long Term Assets
Deferred Credit Facility Fees	50,000	-

Total Long Term Assets	50,000	-

Total Assets	90,188,712	426,918

Liabilities
Current Liabilities
Due to Affiliate	645,543	-
Accounts Payable	59,624	-
Accrued Liabilities	79,890	-
Due to Broker	26,999,595	-
Dividends Payable	1,399,361	-
Interest Payable	25,157	-
Other Current Liabilities	437,219	-
Accrued Offering Expenses	-	425,463
Accrued Organizational Expenses	20,003	12,500

Total Current Liabilities	29,666,392	437,963

Long Term Liabilities
Distribution Notes	3,404,583	-

Total Long Term Liabilities	3,404,583	-

Total Liabilities	33,070,975	437,963

Net Assets	$57,117,737	$(11,045)
Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 6,219,382 and 100 issued and outstanding, respectively)	$62,194	$1
Paid-in capital in excess of par	58,204,411	1,499
Overdistributed Net Investment Income	(112,009)	-
Accumulated Net Realized Gains (Losses)	344,417	-
Accumulated Net Unrealized Gains (Losses)	(1,381,276)	-
Deficit accumulated during development stage	-	(12,545)
Net Assets	$57,117,737	$(11,045)
Net Asset Value Per Share	$9.18	$(110.45)

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended March 31, 2011	Nine months ended March 31, 2011
Investment Income
Interest Income	$1,492,929	$4,295,839
Interest Income from affiliate	441,640	772,674
Dividend Income	2,092	2,092
Dividend Income from affiliate	-	210,833
Other Income	307,689	508,691
Other Income from affiliate	61,073	61,073

Total Investment Income	2,305,423	5,851,202

Operating Expenses
Management Fee	250,194	661,607
Incentive Fee	348,612	836,074
Total Advisory Fees	598,806	1,497,681

Allocation of Overhead Expenses	90,270	210,630
Interest Expense	83,365	413,884
Directors’ Fees	30,625	85,857
Administration Fees	78,115	182,267
Officers’ Compensation	32,361	75,472
Professional Services Expense	89,080	209,205
Bank Fees	12,866	29,756
Other	102,127	219,443
Organizational Expenses	-	178,979

Total Gross Operating Expenses	1,117,615	3,103,174

Management Fee Waiver and Expense Reimbursement	(173,827)	(415,515)

Total Net Operating Expenses	943,788	2,687,659

Net Investment Income (Loss)	1,361,635	3,163,543
Change in Unrealized Gain (Loss)	(1,051,141)	(1,381,276)
Realized Gain (Loss)	251,780	344,417

Net Increase (Decrease) in Net Assets Resulting from Operations	$562,274	$2,126,684

Earnings (loss) per common share	$0.09	$0.44
Weighted average shares of common stock outstanding	6,215,047	4,820,864

FINANCIAL HIGHLIGHTS

	For the three months ended March 31, 2011	For the period from August 31, 2010 (commencement of operations) to March 31, 2011

Per Share Data (1) :
Net asset value at beginning of period	$9.32	$9.40
Offering costs	(0.00)	(0.04)
Net investment income	0.22	0.52
Change in unrealized gain (loss)	(0.17)	(0.23)
Realized gain (loss)	0.04	0.06
Dividends declared	(0.23)	(0.53)
Net asset value at end of period	$9.18	$9.18